Exhibit 99.1

Hologic Announces Financial Results for Fourth Quarter of Fiscal 2021

– Revenue of $1.317 Billion Exceeds Expectations –

– Company Posts GAAP Diluted EPS of $1.28, Non-GAAP Diluted EPS of $1.61 –

– Financial Guidance for Fiscal 2022 Anticipates Solid Growth in Core Women’s Health Businesses and Continued Contributions to COVID-19 Fight –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--November 1, 2021--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal fourth quarter ended September 25, 2021.

“Our excellent top- and bottom-line results in the fourth quarter of fiscal 2021 exceeded expectations and capped off a remarkable year,” said Steve MacMillan, the Company’s chairman, president and chief executive officer. “In 2021, we lived into our Purpose, Passion and Promise by showcasing our team’s incredible ability to respond simultaneously to the world’s women’s health and COVID-19 testing needs, which drove annual revenue growth of 47% to more than $5.6 billion.”

Recent Highlights

  Revenue of $1.317 billion decreased (2.3%) for the quarter, or (2.9%) in constant currency, driven by lower sales of COVID-19 assays compared to the prior year period.
  Excluding significant acquisitions, organic revenue of $1.266 billion in the quarter decreased (5.4%), or (6.0%) in constant currency.
  Excluding revenue from COVID-19 assays and related products such as collection kits, organic revenue grew 12.0% on a constant currency basis, which compares favorably to the long-term goal of 5% to 7% growth that the Company outlined in its last quarterly earnings call.
  Global revenue for the Company’s Breast Health and GYN Surgical divisions grew 15.6% and 21.8%, or 15.1% and 20.9% in constant currency, respectively, as the businesses recovered strongly compared to the prior year period, when sales were negatively affected by the COVID-19 pandemic.
  Global diagnostics revenue of $836.8 million decreased (10.9%), or (11.5%) in constant currency, driven by lower sales of COVID-19 assays. However, excluding revenue from COVID-19 assays and related products, global diagnostics revenue grew 5.1% on an organic, constant currency basis. Similarly, global molecular diagnostics revenue of $704.5 million declined (14.0%), or (14.5%) in constant currency, yet grew 6.5% on an organic, constant currency basis excluding sales of COVID-19 assays and related products.
  Consistent with the Company’s capital allocation strategy, announced the acquisition of Bolder Surgical, a private, U.S.-based company that provides advanced energy vessel sealing surgical devices, for approximately $160 million.
  Released results of the inaugural Hologic Global Women’s Health Index, the world’s most comprehensive, globally comparative survey about women’s health. Developed in partnership with Gallup, the Index is an unprecedented, in-depth examination of critical markers for women’s health, by country and territory, and over time.
  Launched across Europe the Novodiag system, a fully automated molecular diagnostics solution for on-demand testing of infectious diseases and antimicrobial resistance. The launch follows the Company’s acquisition of Mobidiag Oy in June 2021.
  Cash flow from operations was a very strong $465.4 million in the fourth quarter. For the full fiscal year, the Company generated more than $2.3 billion of operating cash flow.
  Investor’s Business Daily named Hologic one of their “100 Best ESG Stocks.”

Key financial results for the fiscal fourth quarter are shown in the table below.

	GAAP			Non-GAAP
	Q4’21	Q4’20	Change Increase (Decrease)	Q4’21	Q4’20	Change Increase (Decrease)
Revenues	$1,316.6	$1,347.0	(2.3%)	$1,316.6	$1,347.0	(2.3%)
Gross Margin	62.9%	69.2%	(630 bps)	69.4%	74.2%	(480 bps)
Operating Expenses	$388.6	$299.0	30.0%	$353.2	$276.6	27.7%
Operating Margin	33.4%	47.0%	(1,360 bps)	42.5%	53.7%	(1,120 bps)
Net Margin	25.0%	36.6%	(1,160 bps)	31.6%	40.4%	(880 bps)
Diluted EPS	$1.28	$1.88	(31.9%)	$1.61	$2.07	(22.2%)

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. For fiscal 2021, organic revenue excludes the divested Blood Screening business, as well as the acquired Acessa, Biotheranostics, Diagenode and Mobidiag businesses. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.

Revenue Detail

			Increase (Decrease)
$ in millions	Q4’21	Q4’20	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology & Perinatal	$116.0	$111.4	4.1%	3.1%	(1.8%)	16.3%	13.4%
Molecular Diagnostics	$704.5	$818.9	(14.0%)	(14.5%)	(19.0%)	(0.9%)	(3.0%)
Blood Screening	$16.3	$8.7	87.4%	87.4%	87.4%	N/A	N/A
Total Diagnostics	$836.8	$939.0	(10.9%)	(11.5%)	(15.7%)	1.4%	(0.7%)
Excluding Blood	$820.5	$930.3	(11.8%)	(12.4%)	(17.1%)	1.4%	(0.7%)

Breast Health
Breast Imaging	$265.5	$235.5	12.7%	12.3%	16.5%	0.3%	(1.8%)
Interventional Breast Solutions	$68.7	$53.7	27.9%	27.3%	22.2%	62.5%	58.8%
Total Breast Health	$334.2	$289.2	15.6%	15.1%	17.7%	7.9%	5.6%

GYN Surgical	$122.0	$100.2	21.8%	20.9%	20.8%	26.9%	21.5%

Skeletal Health	$23.6	$18.6	26.9%	26.2%	37.5%	7.3%	6.6%

Total	$1,316.6	$1,347.0	(2.3%)	(2.9%)	(4.4%)	3.9%	1.6%
Excluding divested Blood business and Acessa,Biotheranostics, Diagenode and Mobidiag acquisitions (organic)	$1,265.9	$1,338.0	(5.4%)	(6.0%)	(7.4%)	0.3%	(2.0%)

Other Financial Highlights

  U.S. revenue of $950.6 million decreased (4.4%). International revenue of $366.0 million increased 3.9%, or 1.6% in constant currency. Organically, U.S. revenue of $912.6 million decreased (7.4%), while international revenue of $353.2 million increased 0.3%, a decrease of (2.0%) in constant currency.
  GAAP gross margin of 62.9% decreased (630) basis points. Non-GAAP gross margin of 69.4% decreased (480) basis points. The decrease in gross margin was primarily due to a decline in COVID-19 assay sales compared to the prior year period.
  GAAP operating margin of 33.4% decreased (1,360) basis points. Non-GAAP operating margin of 42.5% decreased (1,120) basis points. The decrease in operating margin was primarily due to a decline in COVID-19 assay sales compared to the prior year period.
  GAAP net income attributable to Hologic of $328.8 million decreased (33.7%). Non-GAAP net income attributable to Hologic of $415.7 million decreased (23.5%). Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $575.8 million, a decrease of (23.1%).
  COVID-19 assay revenue of $443.3 million decreased (26.3%), or (26.8%) in constant currency. COVID-19 related revenue, which is revenue from products such as collection kits that depends in part on COVID-19 test demand, was $63.8 million in the fourth quarter, an increase of 1.1%, or 0.7% in constant currency, compared to the prior year period.
  Total principal debt outstanding at the end of the fourth quarter was $3.05 billion. The Company ended the quarter with cash and equivalents of $1.17 billion, and a net leverage ratio (net debt over adjusted EBITDA) of 0.6.
  On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 32.6% increased 1,410 basis points compared to the prior year period.

Financial Guidance for Fiscal 2022

“We expect strong financial results in fiscal 2022, with solid growth in our core women’s health businesses and a meaningful contribution from COVID-19 testing,” said Karleen Oberton, Hologic’s chief financial officer.

Hologic’s financial guidance for the first quarter and full year 2022 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 21.5%, and diluted shares outstanding of 260 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2022 as in fiscal 2021. Organic revenue guidance is in constant currency, and excludes the divested Blood Screening business. Revenue from acquired businesses is generally included in organic revenue guidance starting a year after the acquisition. Therefore, in fiscal 2022, Acessa will be included in organic revenue for the full year, Biotheranostics and Diagenode will become part of organic revenue in the fiscal third quarter, and Mobidiag will become part of organic revenue in the fiscal fourth quarter. The guidance below does not include the impact of the Bolder Surgical acquisition, which has not closed.

Guidance for Fiscal 2022
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)
Fiscal 2022
Revenue	$3,750 - $4,000	(33.4%) to (29.0%)	(33.0%) to (28.5%)	(34.1%) to (29.6%)
GAAP EPS	$2.50 - $2.80	(65.3%) to (61.2%)
Non-GAAP EPS	$3.55 - $3.85	(57.8%) to (54.2%)

Q1 2022
Revenue	$1,100 - $1,150	(31.7%) to (28.6%)	(31.5%) to (28.4%)	(33.5%) to (30.4%)
GAAP EPS	$0.88 - $0.98	(64.8%) to (60.8%)
Non-GAAP EPS	$1.15 - $1.25	(59.8%) to (56.3%)

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; organic revenues excluding COVID related revenues, non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; and adjusted EBITDA. For fiscal 2021, organic revenue excludes the divested Blood Screening business, as well as the acquired Acessa, Biotheranostics, Diagenode and Mobidiag businesses. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) adjustments to record contingent consideration at fair value; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) restructuring and divestiture charges and facility closure and consolidation charges, including accelerated depreciation, and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) expenses related to the divested Cynosure business incurred subsequent to the disposition date primarily related to indemnification provisions for legal and tax matters; (vi) transaction related expenses for divestitures and acquisitions; (vii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impacts related to internal restructurings and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2021. Interested participants may listen to the call by dialing 800-458-4121 (in the U.S. and Canada) or +1 323-794-2093 (for international callers) and referencing access code 2820462. Participants may also click here to join. Participants should dial in 5-10 minutes before the call begins. A replay will be available approximately two hours after the call ends through Friday, December 3, 2021. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 2820462, PIN 3270. The Company will also provide a live webcast of the call at investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the severity and duration of the COVID-19 pandemic and its impact on the U.S. healthcare system, the U.S. economy and worldwide economy; the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic; continued demand for the Company’s COVID-19 TMA assay; the Company’s ability to manufacture, on a scale necessary to meet demand, its COVID-19 TMA assay as well as the Panther systems on which the assay runs; U.S., European and general worldwide economic conditions, trade relations, and related uncertainties; disruption of supply chains, including the availability of critical raw materials and components, as well as cost inflation in raw materials, packaging and transportation; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

Revenues:
Product	$1,137.9	$1,202.5	$4,967.3	$3,227.0
Service and other	178.7	144.5	665.0	549.4
Total revenues	1,316.6	1,347.0	5,632.3	3,776.4

Cost of revenues:
Product	316.0	267.8	1,205.1	953.7
Amortization of acquired intangible assets	82.5	63.8	276.7	253.2
Impairment of intangible assets and equipment	—	—	—	25.8
Service and other	90.0	83.6	354.7	316.2
Gross profit	828.1	931.8	3,795.8	2,227.5

Operating expenses:
Research and development	76.5	57.0	276.3	222.5
Selling and marketing	159.1	125.7	561.2	484.6
General and administrative	135.4	95.7	433.2	355.7
Amortization of acquired intangible assets	11.5	10.2	42.2	39.7
Impairment of intangible assets and equipment	—	—	—	4.4
Contingent consideration fair value adjustments	3.4	(0.1)	(6.7)	0.3
Restructuring and divestiture charges	2.7	10.5	9.3	15.3
Total operating expenses	388.6	299.0	1,315.5	1,122.5

Income from operations	439.5	632.8	2,480.3	1,105.0
Interest income	0.2	0.3	1.4	4.3
Interest expense	(22.7)	(25.0)	(93.6)	(116.5)
Debt extinguishment loss	—	—	(21.6)	—
Other income (expense), net	(6.4)	9.0	(5.4)	9.1

Income before income taxes	410.6	617.1	2,361.1	1,001.9
Provision (benefit) for income taxes	81.8	123.5	491.4	(108.6)
Net income	$328.8	$493.6	$1,869.7	$1,110.5

Net loss attributable to noncontrolling interest	—	(1.4)	(1.8)	(4.7)
Net income attributable to Hologic	$328.8	$495.0	$1,871.5	$1,115.2

Net income per common share attributable to Hologic:
Basic	$1.29	$1.90	$7.28	$4.24
Diluted	$1.28	$1.88	$7.21	$4.21

Weighted average number of shares outstanding:
Basic	254,876	259,908	257,046	262,727
Diluted	257,710	263,179	259,706	264,613

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 25, 2021	September 26, 2020
ASSETS

Current assets:
Cash and cash equivalents	$1,170.3	$701.0
Accounts receivable, net	942.7	1,028.9
Inventory	501.2	395.1
Other current assets	554.5	97.3
Total current assets	3,168.7	2,222.3

Property, plant and equipment, net	564.7	491.5
Goodwill and intangible assets	4,940.8	3,965.4
Other assets	245.7	516.6
Total assets	$8,919.9	$7,195.8

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$313.0	$324.9
Accounts payable and accrued liabilities	815.8	728.3
Deferred revenue	198.0	186.1
Total current liabilities	1,326.8	1,239.3

Long-term debt, net of current portion	2,712.2	2,713.9
Deferred income taxes	250.5	201.8
Other long-term liabilities	411.8	333.5
Total Hologic stockholders' equity	4,218.6	2,705.2
Noncontrolling interest	—	2.1
Total liabilities and stockholders’ equity	$8,919.9	$7,195.8

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended
	September 25, 2021	September 26, 2020
OPERATING ACTIVITIES
Net income	$1,869.7	$1,110.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	88.0	83.1
Amortization	318.9	292.9
Stock-based compensation expense	65.0	83.3
Deferred income taxes	(70.1)	(94.4)
Intangible asset and equipment impairment charges	—	30.2
Debt extinguishment loss	21.6	—
Other adjustments and non-cash items	24.3	27.3
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	110.9	(427.1)
Inventory	(84.1)	(25.3)
Prepaid income taxes	13.0	(3.8)
Prepaid expenses and other assets	(56.3)	(286.2)
Accounts payable	20.4	(4.9)
Accrued expenses and other liabilities	(4.9)	96.0
Deferred revenue	14.0	15.0
Net cash provided by operating activities	2,330.4	896.6
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(1,164.7)	(119.4)
Net proceeds from sale of business	—	139.3
Purchase of property and equipment	(96.8)	(98.3)
Increase in equipment under customer usage agreements	(59.4)	(58.1)
Purchase of intellectual property	(6.5)	—
Other activity	(2.2)	(5.1)
Net cash used in investing activities	(1,329.6)	(141.6)
FINANCING ACTIVITIES
Repayment of long-term debt	(75.0)	(45.8)
Proceeds from senior notes, net of issuance costs	936.3	—
Repayment of senior notes	(970.8)	—
Proceeds from revolving credit line	—	750.0
Repayments under revolving credit line	(250.0)	(500.0)
Proceeds from accounts receivable securitization program	320.0	16.0
Repayments under accounts receivable securitization program	(71.5)	(250.0)
Purchase of non-controlling interest	(8.5)	(1.8)
Repurchases of common stock	(409.7)	(653.6)
Payment of deferred acquisition consideration	(1.9)	(24.3)
Net proceeds from issuance of common stock under employee stock plans	51.3	65.6
Payment of minimum tax withholdings on net share settlements of equity awards	(47.6)	(14.3)
Payments under finance lease obligations	(2.4)	(1.7)
Net cash used in financing activities	(529.8)	(659.9)
Effect of exchange rate changes on cash and cash equivalents	(1.7)	4.1
Net increase in cash and cash equivalents	469.3	99.2
Cash and cash equivalents, beginning of period	701.0	601.8
Cash and cash equivalents, end of period	$1,170.3	$701.0

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

Reconciliation of GAAP Revenue to Organic Revenue excluding COVID Related Revenues
	Three Months Ended		Years Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Consolidated GAAP Revenue	1,316.6	1,347.0	5,632.3	3,776.4
Less: Medical Aesthetics revenue	—	—	—	(65.3)
Less: Blood Screening revenue	(16.3)	(8.7)	(49.6)	(43.6)
Less: Revenue from Acessa, Biotheranostics, Diagenode and Mobidiag Oy	(34.4)	(0.3)	(71.7)	(0.3)
Organic Revenue	$1,265.9	$1,338.0	$5,511.0	$3,667.2
Less: COVID19 Assays	(443.3)	(601.2)	(2,159.5)	(929.3)
Less: COVID19 Ancillaries *	(63.8)	(63.1)	(275.8)	(150.2)
Organic Revenue excluding COVID related revenues	$758.8	$673.7	$3,075.7	$2,587.7
*Revenues related to COVID assay sales for instruments, collections kits and ancillaries, as well as license revenue, which are related in part to COVID assay sales.

	Three Months Ended		Years Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

Gross Profit:
GAAP gross profit	$828.1	$931.8	$3,795.8	$2,227.5
Adjustments:
Amortization of acquired intangible assets (1)	82.5	63.8	276.7	253.2
Integration/consolidation costs (3)	—	2.6	1.0	3.2
Impairment of intangible assets and equipment (16)	—	—	—	25.8
Fair value write-up of acquired inventory sold (13)	2.6	1.5	7.9	6.7
Non-GAAP gross profit	$913.2	$999.7	$4,081.4	$2,516.4

Gross Margin Percentage:
GAAP gross margin percentage	62.9%	69.2%	67.4%	59.0%
Impact of adjustments above	6.5%	5.0%	5.1%	7.6%
Non-GAAP gross margin percentage	69.4%	74.2%	72.5%	66.6%

Operating Expenses:
GAAP operating expenses	$388.6	$299.0	$1,315.5	$1,122.5
Adjustments:
Amortization of acquired intangible assets (1)	(11.5)	(10.2)	(42.2)	(39.7)
Transaction expenses (4)	(1.9)	(1.5)	(21.0)	(5.7)
Contingent consideration adjustments (7)	(3.4)	0.1	6.7	(0.3)
Integration/consolidation costs (3)	(5.6)	(1.4)	(12.9)	(11.8)
MDR expenses (2)	(2.5)	(1.8)	(9.8)	(2.5)
Purchased research and development asset charges (18)	—	—	(7.0)	—
Restructuring and divestiture charges (3)	(2.7)	(10.5)	(9.3)	(15.3)
Non-income tax charges (benefits) (5)	(7.8)	2.9	(4.5)	2.9
Impairment of intangible assets and equipment (16)	—	—	—	(4.4)
Acquisition related adjustment (10)	—	—	—	3.8
Non-GAAP operating expenses	$353.2	$276.6	$1,215.5	$1,049.5

Operating Margin:
GAAP income from operations	$439.5	$632.8	$2,480.3	$1,105.0
Adjustments to gross profit as detailed above	85.1	67.9	285.6	288.9
Adjustments to operating expenses as detailed above	35.4	22.4	100.0	73.0
Non-GAAP income from operations	$560.0	$723.1	$2,865.9	$1,466.9

Operating Margin Percentage:
GAAP income from operations margin percentage	33.4%	47.0%	44.0%	29.3%
Impact of adjustments above	9.1%	6.7%	6.9%	9.5%
Non-GAAP operating margin percentage	42.5%	53.7%	50.9%	38.8%

Pre-Tax Income:
GAAP pre-tax earnings	$410.6	$617.1	$2,361.1	$1,001.9
Adjustments to pre-tax earnings as detailed above	120.5	90.3	385.6	361.9
Debt extinguishment loss (6)	—	—	21.6	—
Debt transaction costs (9)	—	—	5.8	—
Impairment of a cost method investment (14)	1.8	—	1.8	—
Unrealized (gains) losses on forward foreign currency (8)	(3.4)	(5.0)	4.3	(3.8)
Other charges (15)	—	—	—	(1.0)
Non-GAAP pre-tax income	$529.5	$702.4	$2,780.2	$1,359.0

Net Income Attributable to Hologic:
GAAP net income	$328.8	$493.6	$1,869.7	$1,110.5
Adjustments:
Amortization of acquired intangible assets (1)	94.0	74.0	318.9	292.9
Impairment of intangible assets and equipment (16)	—	—	—	30.2
Restructuring and integration/consolidation costs (3)	8.3	14.5	23.2	30.2
Purchased research and development asset charge (18)	—	—	7.0	—
MDR expenses (2)	2.5	1.8	9.8	2.5
Debt extinguishment loss and transaction costs (6) (9)	—	—	27.4	—
Acquisition related expenses and adjustments (4) (10) (13)	4.5	3.0	28.9	8.7
Contingent consideration adjustments (7)	3.4	(0.1)	(6.7)	0.3
Non-operating (benefit) charges (8) (14) (15)	(1.6)	(5.0)	6.1	(4.8)
Non-income tax charges (benefits) (5)	7.8	(2.9)	4.5	(2.9)
Discrete tax benefit from sale of Cynosure (17)	—	(0.6)	—	(313.4)
Income tax effect of reconciling items (11)	(32.0)	(35.7)	(106.4)	(104.4)
Non-GAAP net income	$415.7	$542.6	$2,182.4	$1,049.8
Net loss attributable to non-controlling interest	—	(1.1)	(1.8)	(3.4)
Net income attributable to Hologic	$415.7	$543.7	$2,184.2	$1,053.2

Net Income Percentage:
GAAP net income percentage	25.0%	36.6%	33.2%	29.4%
Impact of adjustments above	6.6%	3.8%	5.6%	(1.5)%
Non-GAAP net income attributable to Hologic percentage	31.6%	40.4%	38.8%	27.9%

Earnings per Share Attributable to Hologic:
GAAP income per share - Diluted	$1.28	$1.88	$7.21	$4.21
Adjustment to net income (as detailed above)	0.33	$0.19	1.20	(0.23)
Non-GAAP earnings per share – diluted (12)	$1.61	$2.07	$8.41	$3.98

Adjusted EBITDA:
Non-GAAP net income	$415.7	$543.7	$2,184.2	$1,053.2
Interest expense, net, not adjusted above	22.5	24.7	86.5	112.2
Provision for income taxes	113.8	159.8	597.7	309.1
Depreciation expense, not adjusted above	23.8	20.3	88.0	83.1
Adjusted EBITDA	$575.8	$748.5	$2,956.4	$1,557.6

Explanatory Notes to Reconciliations:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect the exclusion of third party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already has FDA approval and/or CE mark.

(3)

To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose of businesses, including consulting, legal, tax and accounting fees. In addition, this category includes additional expenses incurred related to the Cynosure disposition, primarily settlements of litigation and indemnification provisions for legal and tax matters that existed as of the date of disposition.

(4)

To reflect expenses with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, consulting and due diligence fees, and a transfer tax related to the Mobidiag acquisition.

(5)	To reflect non-income tax charges, settlements and benefits, including from a statute of limitations expiration, related to prior years' matters.
(6)	To reflect a debt extinguishment loss from refinancing the 2025 Senior Notes.
(7)

To reflect adjustments to the estimated contingent consideration liabilities related to the Acessa Health and Faxitron acquisitions in fiscal 2021 and 2020, respectively, which are payable upon meeting defined revenue growth metrics.

(8)	To reflect non-cash unrealized gains and losses on the mark-to-market on outstanding forward foreign currency and option contracts, which do not qualify for hedge accounting.
(9)	To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the 2025 Senior Notes.
(10)	To reflect an adjustment for the final Faxitron hold-back payment and an adjustment to reduce certain acquired accruals in fiscal 2020.
(11)	To reflect an estimated annual effective tax rate of 21.50% and 22.75% for fiscal 2021 and 2020, respectively.
(12)

Non-GAAP earnings per share was calculated based on 257,710 and 259,706 weighted average diluted shares outstanding for the three and twelve months ended September 25, 2021, respectively, and 263,179 and 264,613 for the three and twelve months ended September 26, 2020, respectively.

(13)

To reflect the fair value step up of inventory sold during the period related to the Somatex, Acessa Health, Diagenode and Mobidiag acquisitions in fiscal 2021 and the SuperSonic Imagine and Health Beacons acquisitions in fiscal 2020, respectively.

(14)	To reflect an impairment of a cost method equity investment.
(15)

To reflect a gain of $1.5 million to remeasure the Company's initial investment in SuperSonic Imagine pursuant to U.S. GAAP for purchase accounting, partially offset by a charge of $0.5 million for the sale of an investment security.

(16)	To reflect recording the Cynosure business to fair value based upon meeting the assets-held-for-sale criteria in the first quarter of fiscal 2020 due to executing an agreement to sell the business.
(17)	To reflect a discrete tax benefit from the sale of Cynosure.
(18)	To reflect the purchase of intangible assets to be used in a research and development project that has no future alternative use.

Reconciliation of GAAP to non-GAAP EPS Guidance:
	Guidance Range Quarter Ending December 25, 2021		Guidance Range Quarter Ending September 24, 2022
	Low	High	Low	High
GAAP Net Income Per Share	$0.88	$0.98	$2.50	$2.80
Amortization of acquired intangible assets	0.32	0.32	1.26	1.26
Other charges	0.02	0.02	0.08	0.08
Tax Impact of Exclusions	(0.07)	(0.07)	(0.29)	(0.29)
Non-GAAP Net Income Per Share	$1.15	$1.25	$3.55	$3.85
Trailing Twelve Months ended September 25, 2021
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	$2,184.2
Non-GAAP provision for income taxes	597.7
Non-GAAP interest expense	87.9
Non-GAAP other income	(2.2)
Adjusted net operating profit before tax	$2,867.6
Non-GAAP average effective tax rate (1)	21.50%
Adjusted net operating profit after tax	$2,251.1

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt	$3,032.0
Less: Average cash and cash equivalents	(935.7)
Average net debt	2,096.3
Average stockholders’ equity (3)	4,813.7
Average net debt plus average stockholders’ equity	$6,910.0

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders’ equity above)	32.6%
(1)	ROIC is presented on a TTM basis; non-GAAP effective tax rate for the twelve months ended September 25, 2021 was 21.50%.
(2)	Calculated using the average of the balances as of September 25, 2021 and September 26, 2020.
(3)

Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, and the impairment of intangible assets and equipment of $30.2 million in fiscal 2020. The impact of the intangible asset impairment charges is reflected net of tax.

As of
September 25, 2021
Leverage Ratio:

Total principal debt	$3,050.5
Total cash	(1,170.3)
Net principal debt, as adjusted	$1,880.2
EBITDA for the last four quarters	$2,956.4
Leverage Ratio	0.6
Other Supplemental Information:
	Three Months Ended		Twelve Months Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020

Geographic Revenues
U.S.	72.2%	73.9%	69.3%	75.8%
Europe	18.0%	18.3%	21.3%	15.1%
Asia-Pacific	7.4%	5.3%	6.5%	6.0%
All Others	2.4%	2.5%	2.9%	3.1%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Contacts

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588
Michael.Watts@hologic.com

Ryan Simon
Vice President, Investor Relations
(858) 410-8514
Ryan.Simon@hologic.com